Exhibit 99.1
NEWS RELEASE
Independent Bank Corporation
4200 East Beltline
Grand Rapids, MI 49525
616.527.5820

For Release:	Immediately
Contact:	William B. Kessel, President and CEO, 616.447.3933 Gavin A. Mohr, Chief Financial Officer, 616.447.3929
INDEPENDENT BANK CORPORATION REPORTS 2023 FOURTH QUARTER RESULTS

Fourth Quarter Highlights

Highlights for the fourth quarter of 2023 include:
•An increase in net interest income of $0.7 million (1.7%) over the third quarter of 2023;
•An increase in book value and tangible book value per share of $1.42 and $1.43 respectively;
•Net growth in loans of $49.4 million (or 5.2% annualized) from September 30, 2023; and
•The payment of a 23 cent per share dividend on common stock on November 13, 2023.

GRAND RAPIDS, Mich., January 25, 2024 - Independent Bank Corporation (NASDAQ: IBCP) reported fourth quarter 2023 net income of $13.7 million, or $0.65 per diluted share, versus net income of $15.1 million, or $0.71 per diluted share, in the prior-year period. For the year ended December 31, 2023, the Company reported net income of $59.1 million, or $2.79 per diluted share, compared to net income of $63.4 million, or $2.97 per diluted share, in 2022.

William B. (“Brad”) Kessel, the President and Chief Executive Officer of Independent Bank Corporation, commented: “'Our fourth quarter performance capped off another remarkably strong year, with our organization performing exceptionally well despite continued challenges in the macroeconomic environment. For the fourth quarter of 2023, I am particularly pleased with the double digit annualized growth in our commercial loan portfolio, the year over year 4.1% growth in our core deposit base, the linked quarter growth in our net interest income and our strong asset quality metrics which enabled us to release a small amount of loan loss reserves. Significantly impacting our quarterly results was the change in price of the fair value of our capitalized mortgage servicing rights of $3.6 million ($0.14 per diluted share, after tax). Adding back this non-cash adjustment, our fourth quarter 2023 annualized return on assets was 1.26% versus 1.24% for the three months ended December 31, 2022. During 2023, we continued to make investments in talent and technology which we believe will enable us to consistently add new customers, grow our market share, generate profitable growth, and further increase the value of our franchise in 2024 and beyond.”

Significant items impacting comparable 2023 and 2022 results include the following:
•Changes in the fair value due to price of capitalized mortgage loan servicing rights (the “MSR Changes”) of  $(3.6) million ($(0.14) per diluted share, after taxes) and $(0.3) million ($(0.01) per diluted share, after taxes)

for the three-month and full-year ended December 31, 2023, respectively, as compared to $(0.5) million ($(0.02) per diluted share, after taxes) and $14.3 million ($0.53 per diluted share, after taxes) for the three-months and full-year ended December 31, 2022, respectively.
•The provision for credit losses was a credit of $0.6 million ($0.02 per diluted share, after taxes) and expense of $6.2 million ($0.23 per diluted share, after tax) in the fourth quarter and full year ended December 31, 2023, respectively, as compared to an expense of $1.4 million ($0.05 per diluted share, after taxes) and expense of $5.3 million ($0.20 per diluted share, after tax) in the fourth quarter and full year ended December 31, 2022, respectively.
Operating Results
The Company’s net interest income totaled $40.1 million during the fourth quarter of 2023, a decrease of $0.5 million, or 1.2% from the year-ago period, and up $0.7 million, or 1.7%, from the third quarter of 2023. The Company’s tax equivalent net interest income as a percent of average interest-earning assets (the “net interest margin”) was 3.26% during the fourth quarter of 2023, compared to 3.52% in the year-ago period, and 3.23% in the third quarter of 2023. The year-over-year quarterly decrease in net interest income was due to a decrease in the net interest margin that was partially offset by an increase in average earnings assets. Average interest-earning assets were $4.93 billion in the fourth quarter of 2023, compared to $4.64 billion in the year ago quarter and $4.89 billion in the third quarter of 2023.
For the year ended December 31, 2023, net interest income totaled $156.3 million, an increase of $6.8 million, or 4.5% from the prior year ended December 31, 2022. The Company’s net interest margin for the year ended December 31, 2023 was 3.26% compared to 3.32% in 2022. The increase in net interest income for the year ended December 31, 2023 compared to 2022 reflects an increase in average interest- earning assets that was partially offset by a decrease in the net interest margin.
Non-interest income totaled $9.1 million and $50.7 million, respectively, for the fourth quarter and full year of 2023, compared to $11.5 million and $61.9 million in the respective, comparable year ago periods. These changes were primarily due to variances in mortgage banking related revenues.
Net gains on mortgage loans in the fourth quarters of 2023 and 2022, were approximately $2.0 million and $1.5 million, respectively. For the full year of 2023, net gains on mortgage loans totaled $7.4 million compared to $6.4 million in 2022. The increase in net gains on mortgage loans was due to a combination of higher profit margins on mortgage loan sales and an increase in the volume of mortgage loans sold.
Mortgage loan servicing, net, generated a loss of $2.4 million and a gain of $0.7 million in the fourth quarters of 2023 and 2022, respectively. For the full year of 2023 and 2022, mortgage loan servicing, net, generated income of $4.6 million and $18.8 million, respectively. The significant variances in mortgage loan servicing, net is primarily due to changes in the fair value of capitalized mortgage loan servicing rights attributed to a decrease in interest rates that resulted in a lower earnings rate on escrow deposits and an increase in prepayment speeds. Mortgage loan servicing, net activity is summarized in the following table:

	Three months ended		Twelve months ended
	12/31/2023	12/31/2022	12/31/2023	12/31/2022
	(In thousands)
Mortgage loan servicing, net:
Revenue, net	$2,216	$2,180	$8,828	$8,577
Fair value change due to price	(3,644)	(503)	(280)	14,272
Fair value change due to pay-downs	(1,014)	(990)	(3,922)	(4,076)
Total	$(2,442)	$687	$4,626	$18,773

Non-interest expenses totaled $31.9 million in the fourth quarter of 2023, compared to $32.1 million in the year-ago period. For the full year of 2023, non-interest expenses totaled $127.1 million versus $128.3 million in 2022.
The Company recorded an income tax expense of $4.2 million and $14.6 million in the fourth quarter and full year of 2023, respectively. This compares to an income tax expense of $3.5 million and $14.4 million in the fourth quarter and full year of 2022, respectively.

Asset Quality
A breakdown of non-performing loans by loan type is as follows:

	12/31/2023	12/31/2022	12/31/2021
Loan Type	(Dollars in thousands)
Commercial	$28	$38	$62
Mortgage	6,425	4,745	4,914
Installment	970	598	569
Sub total	7,423	5,381	5,545
Less - government guaranteed loans	2,191	1,660	435
Total non-performing loans	$5,232	$3,721	$5,110
Ratio of non-performing loans to total portfolio loans	0.14%	0.11%	0.18%
Ratio of non-performing assets to total assets	0.11%	0.08%	0.11%
Ratio of allowance for credit losses to total non-performing loans	1044.69%	1409.16%	924.70%
The provision for credit losses was credit of $0.6 million and an expense of $1.4 million in the fourth quarters of 2023 and 2022, respectively. The provision for credit losses was an expense of $6.2 million and $5.3 million in the full year of 2023 and 2022, respectively. The quarterly decrease in the provision for credit losses in 2023 compared to 2022, was primarily the result of a change in allocation rates due to subjective factors (prior year allocation rates were increased while current year rates decreased). The Company recorded loan net charge-offs of $0.2 million and $0.1 million in the fourth quarters of 2023 and 2022, respectively. At December 31, 2023, the allowance for credit losses totaled $54.7 million, or 1.44% of total portfolio loans compared to $52.4 million, or 1.51% of total portfolio loans at December 31, 2022.
Balance Sheet, Liquidity and Capital
Total assets were $5.26 billion at December 31, 2023, an increase of $263.9 million from December 31, 2022. Loans, excluding loans held for sale, were $3.79 billion at December 31, 2023, compared to $3.47 billion at December 31, 2022.  Deposits totaled $4.62 billion at December 31, 2023, an increase of $243.8 million from December 31, 2022. This increase is primarily due to growth in reciprocal, time and brokered time deposit account balances that were partially offset by decreases in non-interest bearing and savings and interest-bearing checking deposit account balances.
Cash and cash equivalents totaled $169.8 million at December 31, 2023, versus $74.4 million at December 31, 2022. Securities available for sale (“AFS”) totaled $679.4 million at December 31, 2023, versus $779.35 million at December 31, 2022.
Total shareholders’ equity was $404.4 million at December 31, 2023, or 7.68% of total assets compared to $347.6 million or 6.95% at December 31, 2022. Tangible common equity totaled $374.1 million at December 31, 2023, or $17.96 per share compared to $316.7 million or $15.04 per share at December 31, 2022. The increase in shareholder equity as well as tangible common equity are primarily the result of earnings retention and a decline in accumulated other comprehensive loss related to unrealized losses on securities available for sale.

The Company’s wholly owned subsidiary, Independent Bank, remains significantly above “well capitalized” for regulatory purposes with the following ratios:

Regulatory Capital Ratios	12/31/2023	12/31/2022	Well Capitalized Minimum

Tier 1 capital to average total assets	8.80%	8.56%	5.00%
Tier 1 common equity to risk-weighted assets	11.21%	10.97%	6.50%
Tier 1 capital to risk-weighted assets	11.21%	10.97%	8.00%
Total capital to risk-weighted assets	12.46%	12.22%	10.00%
At December 31, 2023, in addition to liquidity available from our normal operating, funding, and investing activities, we had unused credit lines with the FHLB and FRB of approximately $1.0 billion and $515.4 million, respectively. We also had approximately $813.8 million in fair value of unpledged securities AFS and HTM at December 31, 2023 which could be pledged for an estimated additional borrowing capacity at the FHLB and FRB of approximately $754.6 million.

Share Repurchase Plan
On December 19, 2023, the Board of Directors of the Company authorized the 2024 share repurchase plan. Under the terms of the 2024 share repurchase plan, the Company is authorized to purchase up to 1,100,000 shares, or approximately 5% of its then outstanding common stock. The repurchase plan is authorized to last through December 31, 2024. For the full year of 2023, the Company repurchased 298,601 shares at a weighted average price of $17.27 per share.
Earnings Conference Call
Brad Kessel, President and CEO, Gavin A. Mohr, CFO and Joel Rahn, EVP – Commercial Banking will review the quarterly results in a conference call for investors and analysts beginning at 11:00 am ET on Thursday, January 25, 2024.
To participate in the live conference call, please dial 1-833-470-1428 (Access Code # 216359). Also, the conference call will be accessible through an audio webcast with user-controlled slides via the following site/URL: https://events.q4inc.com/attendee/712732859.
A playback of the call can be accessed by dialing 1-866-813-9403 (Access Code # 634318). The replay will be available through February 1, 2024.
About Independent Bank Corporation
Independent Bank Corporation (NASDAQ: IBCP) is a Michigan-based bank holding company with total assets of approximately $5.3 billion. Founded as First National Bank of Ionia in 1864, Independent Bank Corporation operates a branch network across Michigan's Lower Peninsula through one state-chartered bank subsidiary. This subsidiary (Independent Bank) provides a full range of financial services, including commercial banking, mortgage lending, investments and insurance. Independent Bank Corporation is committed to providing exceptional personal service and value to its customers, stockholders and the communities it serves.
For more information, please visit our Web site at: IndependentBank.com.
Forward-Looking Statements
This presentation contains forward-looking statements, which are any statements or information that are not historical facts. These forward-looking statements include statements about our anticipated future revenue and expenses and our future plans and prospects.

Forward-looking statements involve inherent risks and uncertainties, and important factors could cause actual results to differ materially from those anticipated. For example, deterioration in general business and economic conditions or turbulence in domestic or global financial markets could adversely affect our revenues and the values of our assets and liabilities, reduce the availability of funding to us, lead to a tightening of credit, and increase stock price volatility. Our results could also be adversely affected by changes in interest rates; increases in unemployment rates; deterioration in the credit quality of our loan portfolios or in the value of the collateral securing those loans; deterioration in the value of our investment securities; legal and regulatory developments; changes in customer behavior and preferences; breaches in data security; and management’s ability to effectively manage the multitude of risks facing our business. Key risk factors that could affect our future results are described in more detail in our Annual Report on Form 10-K for the year ended December 31, 2022 and the other reports we file with the SEC, including under the heading “Risk Factors.” Investors should not place undue reliance on forward-looking statements as a prediction of our future results.

Any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement, whether as a result of new information, future events, or otherwise.

INDEPENDENT BANK CORPORATION AND SUBSIDIARIES
Consolidated Statements of Financial Condition

	December 31,
	2023	2022
	(unaudited)
	(In thousands, except share amounts)
Assets
Cash and due from banks	$68,208	$70,180
Interest bearing deposits	101,573	4,191
Cash and Cash Equivalents	169,781	74,371
Securities available for sale	679,350	779,347
Securities held to maturity (fair value of $318,606 at December 31, 2023 and $335,418 at December 31, 2022)	353,988	374,818
Federal Home Loan Bank and Federal Reserve Bank stock, at cost	16,821	17,653
Loans held for sale, carried at fair value	12,063	26,518
Loans held for sale, carried at lower of cost or fair value	—	20,367
Loans
Commercial	1,679,731	1,466,853
Mortgage	1,485,872	1,368,409
Installment	625,298	630,090
Total Loans	3,790,901	3,465,352
Allowance for credit losses	(54,658)	(52,435)
Net Loans	3,736,243	3,412,917
Other real estate and repossessed assets, net	569	455
Property and equipment, net	35,523	35,893
Bank-owned life insurance	54,341	55,204
Capitalized mortgage loan servicing rights, carried at fair value	42,243	42,489
Other intangibles	2,004	2,551
Goodwill	28,300	28,300
Accrued income and other assets	132,500	128,904
Total Assets	$5,263,726	$4,999,787

Liabilities and Shareholders’ Equity
Deposits
Non-interest bearing	$1,076,093	$1,269,759
Savings and interest-bearing checking	1,905,701	1,973,308
Reciprocal	832,020	602,575
Time	524,325	321,492
Brokered time	284,740	211,935
Total Deposits	4,622,879	4,379,069
Other borrowings	50,026	86,006
Subordinated debt	39,510	39,433
Subordinated debentures	39,728	39,660
Accrued expenses and other liabilities	107,134	108,023
Total Liabilities	4,859,277	4,652,191

Shareholders’ Equity
Preferred stock, no par value, 200,000 shares authorized; none issued or outstanding	—	—
Common stock, no par value, 500,000,000 shares authorized; issued and outstanding: 20,835,633 shares at December 31, 2023 and 21,063,971 shares at December 31, 2022	317,483	320,991
Retained earnings	159,108	119,368
Accumulated other comprehensive loss	(72,142)	(92,763)
Total Shareholders’ Equity	404,449	347,596
Total Liabilities and Shareholders’ Equity	$5,263,726	$4,999,787

INDEPENDENT BANK CORPORATION AND SUBSIDIARIES
Consolidated Statements of Operations

	Three Months Ended			Twelve Months Ended
	December 31, 2023	September 30, 2023	December 31, 2022	December 31,
				2023	2022
	(unaudited)
INTEREST INCOME	(In thousands, except per share amounts)
Interest and fees on loans	$54,333	$51,419	$42,093	$197,725	$139,057
Interest on securities
Taxable	5,646	5,865	5,845	23,314	20,676
Tax-exempt	3,434	3,409	2,807	13,209	8,391
Other investments	1,948	1,739	233	5,429	884
Total Interest Income	65,361	62,432	50,978	239,677	169,008
INTEREST EXPENSE
Deposits	23,111	20,743	8,543	75,075	14,151
Other borrowings and subordinated debt and debentures	2,139	2,262	1,833	8,273	5,296
Total Interest Expense	25,250	23,005	10,376	83,348	19,447
Net Interest Income	40,111	39,427	40,602	156,329	149,561
Provision for credit losses	(617)	1,350	1,390	6,210	5,341
Net Interest Income After Provision for Credit Losses	40,728	38,077	39,212	150,119	144,220
NON-INTEREST INCOME
Interchange income	3,336	4,100	3,402	13,996	13,955
Service charges on deposit accounts	3,061	3,309	3,153	12,361	12,288
Net gains (losses) on assets
Mortgage loans	1,961	2,099	1,486	7,436	6,431
Securities available for sale	—	—	—	(222)	(275)
Mortgage loan servicing, net	(2,442)	2,668	687	4,626	18,773
Other	3,181	3,435	2,740	12,479	10,737
Total Non-interest Income	9,097	15,611	11,468	50,676	61,909
NON-INTEREST EXPENSE
Compensation and employee benefits	19,049	19,975	20,394	78,965	81,007
Data processing	2,909	3,071	2,670	11,862	10,183
Occupancy, net	1,933	1,971	2,225	7,908	8,907
Interchange expense	1,110	1,119	1,042	4,332	4,242
Furniture, fixtures and equipment	974	927	933	3,756	4,007
FDIC deposit insurance	796	677	572	3,005	2,142
Communications	535	568	629	2,406	2,871
Legal and professional	585	543	588	2,208	2,133
Loan and collection	456	520	679	2,174	2,657
Advertising	879	360	489	2,165	2,074
Conversion related expense	—	—	—	—	50
Costs (recoveries) related to unfunded lending commitments	348	451	(77)	424	599
Other	2,304	1,854	1,947	7,914	7,469
Total Non-interest Expense	31,878	32,036	32,091	127,119	128,341
Income Before Income Tax	17,947	21,652	18,589	73,676	77,788
Income tax expense	4,204	4,109	3,503	14,609	14,437
Net Income	$13,743	$17,543	$15,086	$59,067	$63,351
Net income per common share
Basic	$0.66	$0.84	$0.72	$2.82	$3.00
Diluted	$0.65	$0.83	$0.71	$2.79	$2.97

INDEPENDENT BANK CORPORATION AND SUBSIDIARIES
Selected Financial Data

	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022
	(unaudited)
	(Dollars in thousands except per share data)
Three Months Ended
Net interest income	$40,111	$39,427	$38,350	$38,441	$40,602
Provision for credit losses	(617)	1,350	3,317	2,160	1,390
Non-interest income	9,097	15,611	15,417	10,551	11,468
Non-interest expense	31,878	32,036	32,248	30,957	32,091
Income before income tax	17,947	21,652	18,202	15,875	18,589
Income tax expense	4,204	4,109	3,412	2,884	3,503
Net income	$13,743	$17,543	$14,790	$12,991	$15,086

Basic earnings per share	$0.66	$0.84	$0.70	$0.62	$0.72
Diluted earnings per share	0.65	0.83	0.70	0.61	0.71
Cash dividend per share	0.23	0.23	0.23	0.23	0.22

Average shares outstanding	20,840,680	20,922,431	21,040,349	21,103,831	21,064,556
Average diluted shares outstanding	21,049,030	21,114,445	21,222,535	21,296,980	21,266,876

Performance Ratios
Return on average assets	1.04%	1.34%	1.18%	1.06%	1.21%
Return on average equity	14.36	18.68	16.29	14.77	17.94
Efficiency ratio (1)	64.27	57.52	59.26	62.07	60.82

As a Percent of Average Interest-Earning Assets (1)
Interest income	5.29%	5.10%	4.89%	4.66%	4.41%
Interest expense	2.03	1.87	1.65	1.34	0.89
Net interest income	3.26	3.23	3.24	3.32	3.52

Average Balances
Loans	$3,764,752	$3,694,534	$3,567,920	$3,494,169	$3,449,944
Securities	1,027,240	1,071,211	1,111,670	1,146,075	1,164,809
Total earning assets	4,928,697	4,892,208	4,763,295	4,696,786	4,637,475
Total assets	5,233,666	5,192,114	5,044,746	4,988,440	4,934,859
Deposits	4,612,797	4,577,796	4,447,843	4,417,106	4,350,748
Interest bearing liabilities	3,635,771	3,554,179	3,415,621	3,304,868	3,159,374
Shareholders' equity	379,614	372,667	364,143	356,720	333,610
(1)Presented on a fully tax equivalent basis assuming a marginal tax rate of 21%.

INDEPENDENT BANK CORPORATION AND SUBSIDIARIES
Selected Financial Data (continued)

	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022
	(unaudited)
	(Dollars in thousands except per share data)
End of Period
Capital
Tangible common equity ratio	7.15%	6.67%	6.75%	6.60%	6.37%
Tangible common equity ratio excluding accumulated other comprehensive loss	8.31	8.20	8.09	7.95	7.98
Average equity to average assets	7.20	7.18	7.22	7.15	6.76
Total capital to risk-weighted assets (2)	13.71	13.58	13.66	13.80	13.62
Tier 1 capital to risk-weighted assets (2)	11.50	11.37	11.42	11.53	11.36
Common equity tier 1 capital to risk-weighted assets (2)	10.58	10.44	10.46	10.55	10.38
Tier 1 capital to average assets (2)	9.04	8.94	8.97	8.92	8.86
Common shareholders' equity per share of common stock	$19.41	$17.99	$17.91	$17.40	$16.50
Tangible common equity per share of common stock	17.96	16.53	16.45	15.94	15.04
Total shares outstanding	20,835,633	20,850,455	20,943,694	21,138,303	21,063,971

Selected Balances
Loans	$3,790,901	$3,741,486	$3,631,114	$3,509,809	$3,465,352
Securities	1,033,338	1,043,540	1,092,703	1,137,103	1,154,165
Total earning assets	4,954,696	4,884,720	4,830,185	4,860,696	4,688,246
Total assets	5,263,726	5,200,018	5,135,564	5,138,934	4,999,787
Deposits	4,622,879	4,585,612	4,487,636	4,544,749	4,379,069
Interest bearing liabilities	3,676,050	3,573,187	3,501,280	3,481,511	3,274,409
Shareholders' equity	404,449	374,998	375,162	367,714	347,596
(2)December 31, 2023 are Preliminary.

Reconciliation of Non-GAAP Financial Measures
Independent Bank Corporation
Independent Bank Corporation believes non-GAAP measures are meaningful because they reflect adjustments commonly made by management, investors, regulators and analysts to evaluate the adequacy of common equity and performance trends.  Tangible common equity is used by the Company to measure the quality of capital.
Reconciliation of Non-GAAP Financial Measures

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
	(Dollars in thousands)
Net Interest Margin, Fully Taxable Equivalent ("FTE")

Net interest income	$40,111	$40,602	$156,329	$149,561
Add: taxable equivalent adjustment	178	453	900	1,878
Net interest income - taxable equivalent	$40,289	$41,055	$157,229	$151,439
Net interest margin (GAAP) (1)	3.25%	3.48%	3.24%	3.28%
Net interest margin (FTE) (1) (2)	3.26%	3.52%	3.26%	3.32%

Adjusted Return on Average Assets

Net income	$13,743	$15,086
Add: change in price of capitalized mortgage servicing rights, net of tax	2,879	397
Adjusted net income	$16,622	$15,483
Average assets	$5,233,666	$4,934,859
Adjusted return on average assets (1)	1.26%	1.24%
(1)Quarter to date are Annualized.
(2)2023 taxable equivalent adjustments have been updated.

Tangible Common Equity Ratio

	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022
	(Dollars in thousands)
Common shareholders' equity	$404,449	$374,998	$375,162	$367,714	$347,596
Less:
Goodwill	28,300	28,300	28,300	28,300	28,300
Other intangibles	2,004	2,141	2,278	2,415	2,551
Tangible common equity	374,145	344,557	344,584	336,999	316,745
Addition:
Accumulated other comprehensive loss for regulatory purposes	66,344	86,507	74,712	75,013	86,966
Tangible common equity excluding other comprehensive loss adjustments	$440,489	$431,064	$419,296	$412,012	$403,711

Total assets	$5,263,726	$5,200,018	$5,135,564	$5,138,934	$4,999,787
Less:
Goodwill	28,300	28,300	28,300	28,300	28,300
Other intangibles	2,004	2,141	2,278	2,415	2,551
Tangible assets	5,233,422	5,169,577	5,104,986	5,108,219	4,968,936
Addition:
Net unrealized losses on available for sale securities and derivatives, net of tax	66,344	86,507	74,712	75,013	86,966
Tangible assets excluding other comprehensive loss adjustments	$5,299,766	$5,256,084	$5,179,698	$5,183,232	$5,055,902

Common equity ratio	7.68%	7.21%	7.31%	7.16%	6.95%
Tangible common equity ratio	7.15%	6.67%	6.75%	6.60%	6.37%
Tangible common equity ratio excluding other comprehensive loss	8.31%	8.20%	8.09%	7.95%	7.98%

Tangible Common Equity per Share of Common Stock:

Common shareholders' equity	$404,449	$374,998	$375,162	$367,714	$347,596
Tangible common equity	$374,145	$344,557	$344,584	$336,999	$316,745
Shares of common stock outstanding (in thousands)	20,836	20,850	20,944	21,138	21,064

Common shareholders' equity per share of common stock	$19.41	$17.99	$17.91	$17.40	$16.50
Tangible common equity per share of common stock	$17.96	$16.53	$16.45	$15.94	$15.04
The tangible common equity ratio removes the effect of goodwill and other intangible assets from capital and total assets.  Tangible common equity per share of common stock removes the effect of goodwill and other intangible assets from common shareholders’ equity per share of common stock.